Exhibit 23

[LARROWE & COMPANY, PLC LETTERHEAD]

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Surrey Bancorp

145 North Renfro Street

Mount Airy, North Carolina 27030-8038

We consent to the incorporation by reference in the Registration Statement of Surrey Bancorp on Form S-8 of our report dated February 6, 2004 on the consolidated financial statements of Surry Bancorp as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003.

/s/ LARROWE & COMPANY, PLC
Galax, Virginia

March 23, 2004